CONFIRMING STATEMENT
									Exhibit 24
CONFIRMING STATEMENT



	The Statement confirms that the undersigned, E. T. Bigelow, Jr. has authorized and designated Augustus I. duPont, Christopher Dee and Thomas J. Ungerland, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Crane Co. The authority of Augustus I. duPont, Christopher Dee and Thomas J. Ungerland under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Crane Co., unless earlier revoked in writing. The undersigned acknowledges that Augustus I. duPont, Christopher Dee and Thomas J. Ungerland are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.



							s/ E. T. Bigelow, Jr.
						         E. T. Bigelow, Jr.



Date:   April 26, 2004